                                                               [Draft - 8/15/96]


                         840,000 Shares of Common Stock


                              XPEDITE SYSTEMS, INC.


                             UNDERWRITING AGREEMENT


                                        August ___, 1996


BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED,
     As Representatives of the
     several Underwriters named in
     Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

     Xpedite Systems, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom Bear, Stearns & Co. Inc. and Prudential Securities Incorporated are acting as representatives (the "Representatives"), an aggregate of 550,000 shares (the "Company's Firm Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 290,000 shares (the "Stockholders' Firm Shares"), of Common Stock. The Company's Firm Shares and the Stockholders' Firm Shares are hereinafter collectively referred to as the "Firm Shares." In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 82,500 shares (the "Company's Additional Shares") of Common Stock, and the Selling Stockholders propose to sell to the Underwriters, at the option of the Underwriters, up to an additional 43,500 shares, (the "Stockholders' Additional Shares"), of Common Stock. The Company's Additional Shares and the Stockholders' Additional Shares are hereinafter collectively referred to as the "Additional Shares." The Firm Shares and any Additional Shares purchased by the Underwriters are herein referred to as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

          (a) The Company represents and warrants to, and agrees with, the Underwriters that:

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-08265), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including all documents incorporated by reference therein, the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), and any additional registration statement filed pursuant to Rule 462(b) of the Regulations with respect to the Shares ("Rule 462(b) Registration Statement"), is herein called the "Registration Statement," and the prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(b) of the Regulations provided by the Company together with any term sheet meeting the requirements of such Rule 434(b) as the prospectus provided to meet the requirements of Section 10(a) of the
     Act), including all documents incorporated by reference therein, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no such Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (A) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (B) any such document so filed.

            (ii) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the

     Commission, when any document filed under the Exchange Act is filed, and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (A) in the case of the Registration Statement, not misleading and (B) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a)(ii) by the Company, however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 of the Regulations together are not materially different from the last preliminary prospectus included in the Registration Statement at the time of its effectiveness (exclusive of any information deemed to be a part thereof by virtue of Rule 434(d) of the Regulations).

            (iii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Additional Closing Date, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iv) Ernst & Young LLP, who have certified the financial statements and supporting schedules thereto included in the Registration Statement, and whose report is filed with the Commission as part of the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

             (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business consistent with past practice or which are reflected in the Registration Statement and the Prospectus. Subsequent to the dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or the long-term indebtedness of the Company, or any material increase in the short-term indebtedness of the Company or any of its subsidiaries or any payment of or declaration to pay any dividends or any other distribution with respect to the capital stock of the Company.

            (vi) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, fraudulent conveyance and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (vii) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or
     (B) violate or conflict with any
     provision of the certificate of incorporation, by-laws or equivalent instruments of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares, the authorization of the Shares for listing on the Nasdaq National Market and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

           (viii) All of the currently outstanding shares of Common Stock (including the Shares being sold by the Selling Stockholders) are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares being sold by the Company hereunder, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at June 30, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock conforms to the description thereof contained in the Registration Statement and the
     Prospectus.   The Common Stock currently outstanding is included for
     trading, and, prior to the Closing Date, the Shares to be sold under this Agreement to the Underwriters will be duly included for trading, on the Nasdaq National Market.

            (ix) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, franchises and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus (except for those the absence of which, individually or in the aggregate, would not have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole), and no such consent, approval, authorization, order, registration, qualification, license, franchise or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. To the best knowledge of the Company, all of the issued and outstanding shares of capital stock of each subsidiary of the Company has been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of preemptive rights and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever (other than any such title defect that would not have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole).

             (x) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

             (xi) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            (xii) The consolidated financial statements, including the notes thereto, and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

           (xiii) Except as described in the Prospectus and except for the Shares being sold by the Selling Stockholders, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby (other than any such registration rights that have been waived in writing).

           (xiv) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (xv) Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable title to all real property and to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property, buildings and personal property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use thereof made and proposed to be made by the Company and its subsidiaries.

           (xvi) Except as otherwise described in the Prospectus, no labor dispute with the employees of the Company or its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent that could result in a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

           (xvii) Except as otherwise described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information that it currently employs in connection with its business, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

          (xviii)   Except as otherwise described in the Prospectus, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent and customary in the businesses in which it is engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.

           (xix) Neither the Company nor any of its subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) under any provisions of any agreement, contract, lease, indenture, instrument, license or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound, where such default could have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

            (xx) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Prospectus.

           (xxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii) The Company meets all conditions for use of a Form S-3 registration statement pursuant to the Act and the Regulations.

          (b) Each Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

          (i) Such Selling Stockholder has duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Stockholder, the "Power-of-Attorney" and the "Custody Agreement", respectively), each in the form heretofore delivered to the Representatives, appointing Roy B. Andersen, Jr., Robert S. Vaters and Neil
     A. Torpey, and each of them, as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Stockholder and appointing First Union National Bank of North Carolina, as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Stockholder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery under this Agreement. Such Selling Stockholder specifically agrees that each of the Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement, to agree on the price at which the Shares (including such Selling Stockholder's Shares) are to be sold to the Underwriters, and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether in the case of any individual Selling Stockholder by the death or incapacity of such Selling Stockholder, in the case of a trust or estate by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or in the case of a corporate or partnership Selling Stockholder by its liquidation or dissolution or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated or any such trust should be terminated, or if any corporate or partnership Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such Shares hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

            (ii) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by or on behalf of such Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in the breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement, instrument, franchise, license or permit to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's property or assets may be bound, (b) if applicable, violate or conflict with any provision of the certificate of incorporation, by-laws or equivalent instruments of such Selling Stockholder or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or such Selling Stockholder's properties or assets.

           (iii) Such Selling Stockholder has, and at the time of delivery of the Shares to be sold by such Selling Stockholder such Selling Stockholder will have, full legal right, power, authority and capacity, and, except as required under the Act and state securities and Blue Sky laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies as are required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions contemplated hereby and thereby, including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by such Selling Stockholder hereunder.

             (iv) Each of this Agreement, the Custody Agreement and the Power of Attorney has been duly and validly authorized, executed and delivered by such Selling Stockholder and each of this Agreement, the Custody Agreement and the Power of Attorney is a legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, fraudulent conveyance and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (v) Such Selling Stockholder is the lawful owner of, and has good, valid and marketable title to, the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer (other than any restrictions on transfer imposed by the Act and by the securities or Blue Sky laws of certain jurisdictions), voting trusts and other defects in title whatsoever. Such Selling Stockholder has full power to deliver the Shares to be sold by such Selling Stockholder hereunder, and, upon the delivery of and payment for such Shares as herein contemplated, each of the Underwriters will receive good, valid and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects in title whatsoever.

             (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which has constituted or which was designed to constitute or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock.

            (vii) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any amendment of or supplement to the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any, such parts of the Registration Statement and the

     Prospectus and any amendments thereof and supplements thereto as relate to such Selling Stockholder and are based upon information furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such parts of such preliminary prospectus and any amendments thereof and supplements thereto as relate to such Selling Stockholder and are based on information furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such Selling Stockholder has reviewed the Prospectus and the Registration Statement and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate in all material respects.

           (viii) The sale of Shares by such Selling Stockholder pursuant hereto is not prompted by any adverse information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement or the Prospectus.

     2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (A) the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $___________ per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Column (1) of Schedule I hereto (plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof) and (B) each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from such Selling Stockholder, at the same purchase price per Share, the number of Firm Shares equal to the total number of Firm Shares set forth opposite the name of such Underwriter in Column (2) of Schedule I hereto (plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof), multiplied by a fraction, the numerator of which is the number of Firm Shares set forth opposite the name of such Selling Stockholder in Column (1) of Schedule II and the denominator of which is the total number of Firm Shares to be sold by all Selling Stockholders, in each case subject to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:30 a.m., New York time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act)(unless postponed in accordance with the provisions of Section 9 hereof) following the date of this Agreement, or such other time not later than seven business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Custodian, as the case may be, by certified or official bank check or checks drawn in federal funds or similar same day funds payable to the order of the Company or the Custodian, as the case may be (or by wire transfer to an account of the Company and an account of the Custodian with a bank in New York City specified by each of them at least two business days prior to the Closing Date), against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company and the Custodian will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 82,500 Additional Shares and the Selling Stockholders hereby grant the Underwriters the option to purchase up to 43,500 Additional Shares, in each case at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares set forth in clause (a) of this
Section 2, for the sole purpose of covering any over-allotments in the sale of the Firm Shares by the Underwriters. Any such election to purchase Additional Shares may be exercised at any time (but not more than once), in whole or in part, by written notice from you to the Company, the Custodian and the Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Additional Shares to be purchased and the date and time when such Additional Shares are to be delivered, as reasonably determined by you (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company and the Custodian will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The Company and the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters the respective numbers of Additional Shares obtained by multiplying the total number of Shares specified in such notice by a fraction, the numerator of which is, in the case of the Company, 82,500, and, in the case of each of the Selling Stockholders, the maximum number of Additional Shares set forth opposite the name of such Selling Stockholder in Column (2) of Schedule II hereto, and the denominator of which is 126,000, subject to such adjustments to eliminate any fractional shares as you in your sole discretion shall make. Such Additional Shares shall be purchased from the Company and each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter in Column (3) of Schedule I (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares, subject to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made by certified or official bank check or checks, in federal funds or similar same day funds, payable to the order of the Company or the Custodian, as the case may be (or by wire transfer to an account of the Company and an account of the Custodian with a bank in New York City specified by each of them at least two business days prior to the Closing Date), at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

     4.   COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

          (a)  The Company covenants and agrees with the Underwriters that:

          (i) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A of the Regulations is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434 of the Regulations, the Company will file the Prospectus (properly completed if such Rule 430A has been used) pursuant to such Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will promptly notify you, and confirm such advice in writing, (A) when the Registration Statement and any post-effective amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (E) of the receipt of any comments from the Commission, and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation
     or threatening of any proceeding for that purpose.   If the Commission
     shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including any prospectus required to be filed pursuant Rule 424(b) and including the issuance or filing of any term sheet within the meaning of Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement, or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus, to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

             (ii) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (iii) The Company will promptly deliver to you three signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

             (iv) The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligation in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

              (v) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

             (vi) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, directly or indirectly, issue, offer, sell, pledge, offer to sell, contract to sell or grant any option to purchase, or otherwise sell or dispose (or announce any issuance, offer, sale, pledge, offer of sale, contract of sale or grant of an option to purchase or other sale or disposition) of, any shares of Common Stock or other capital stock of the Company (or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company), and the Company will use its best efforts to obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by the Representatives and listed on Schedule III attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options.

            (vii) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (A) all reports to its stockholders; and (B) all reports, financial statements and proxy or information statements filed by the Company with the Commission, any national securities exchange or the Nasdaq National Market.

           (viii) The Company will apply the net proceeds from the sale of the Shares by it hereunder as set forth under the caption "Use of Proceeds" in the Prospectus.

            (ix) If the Company elects to rely on Rule 462(b) of the Regulations, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable filing fees in accordance with Rule 111 of the Regulations by the earlier of (A) 10:00 p.m., New York time, on the date of this Agreement and (B) the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (x) The Company will cause the Shares to be listed on the Nasdaq National Market.

            (xi) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

          (b) Each Selling Stockholder covenants and agrees with the several Underwriters that:

          (i) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

             (ii) During the period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, directly or indirectly, offer, sell, pledge, offer to sell, contract to sell or grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, pledge, offer of sale, contract of sale or grant of an option to purchase or other sale or disposition) of, any shares of Common Stock or other capital stock of the Company (or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company), other than such Selling Stockholder's sale of Shares hereunder.

            (iii) As soon as any Selling Stockholder is advised thereof, such Selling Stockholder will advise the Representatives (and immediately confirm such advice in writing), (i) of receipt by the Selling Stockholder or by any representative or agent of the Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or the Selling Stockholder in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any preliminary prospectus untrue or that requires the making of any change in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be, in order to make any such statement, in the light of the circumstances in which it was made, not misleading.

     5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), any additional registration statement filed pursuant to Rule 462(b), the underwriting documents (including this Agreement, the related Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the reasonable fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) the filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar. Each Selling Stockholder shall pay the costs and expenses incident to the performance by such Selling Stockholder of its obligations hereunder and in connection with the offer, sale and delivery of the Shares to be sold by it, including any stock transfer taxes payable upon the sale of such Shares to the Underwriters and the underwriting discounts and commissions payable to the Underwriters.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representatives or to Stroock & Stroock & Lavan ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date, the Representatives shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) Each of the Company and its subsidiaries listed on Schedule IV hereto (the "Material Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Material Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its Material Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, franchises and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus (except for those the absence of which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the transactions contemplated by this Agreement). To the best of such counsel's knowledge, all of the issued and outstanding shares of capital stock of each Material Subsidiary of the Company has been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of preemptive rights and are owned directly or indirectly by the Company, free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

             (ii) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares being sold by the Company hereunder, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Common Stock conforms to the description thereof contained in the Registration Statement and the Prospectus.

            (iii) The Common Stock currently outstanding is included for quotation, and the Shares to be sold under this Agreement to the Underwriters have been approved for quotation, on the Nasdaq National Market.

             (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (v) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound (other than any such conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the transactions contemplated by this Agreement) or (B) violate or conflict with any provision of the certificate of incorporation, by-laws or equivalent instruments of the Company or any of its subsidiaries or, (C) to the best knowledge of such counsel, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except for (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act.

             (vi) To the knowledge of such counsel, except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or threatened against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

            (vii) The Company is not, and upon consummation of the transactions contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act.

           (viii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and the notes thereto and related schedules and other financial data included or incorporated by reference therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus and any amendment thereof or supplement thereto (other than the financial statements and the notes thereto and related schedules included or incorporated by reference therein, as to which no opinion need be expressed) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as they case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

             (ix) The Registration Statement has been declared effective under the Act, all filings required by Rule 424(b) of the Regulations have been timely made and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and, to the best knowledge of such counsel, no proceedings therefor have been initiated or threatened by the Commission.

          (x) The statements made in the Prospectus, as amended or supplemented, under the captions "Management" and "Principal and Selling Stockholders", insofar as they purport to constitute summaries or to describe the provisions of the documents, transactions or legal matters therein described, in summary form, are fair and accurate summaries in all material respects.

             (xi) Neither the Company nor any of its Material Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) under any provisions of any agreement, contract, lease, indenture, instrument, license or arrangement to which the Company or any of its Material Subsidiaries is a party or by which it is bound, where such default could have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434 of the Regulations, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and the notes thereto and related schedules and other financial data included or incorporated by reference therein).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Representatives and they are justified in relying thereon.

          (c) At the Closing Date the Representatives shall have received the favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Selling Stockholders, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

          (i) Each of this Agreement, the Custody Agreement and the Power of Attorney has been duly and validly authorized, executed and delivered by or on behalf of each Selling Stockholder and each of this Agreement, the Custody Agreement and the Power of Attorney is a legal, valid and binding obligation of each Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, fraudulent conveyance and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), provided that no opinion need be expressed as to the availability of injunctive relief.

          (ii) To the best knowledge of such counsel, each Selling Stockholder has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all courts and all public, governmental or regulatory agencies and bodies as are required for the execution, delivery and performance by such Selling Stockholder of this Agreement, the Custody Agreement, the Power of Attorney and the consummation of the transactions contemplated hereby and thereby except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

          (iii) Upon the delivery of and payment for the Shares to be sold by each Selling Stockholder pursuant to this Agreement as herein contemplated, the several Underwriters who have purchased such Shares in good faith and without notice of any adverse claim or restriction on transfer will own the Shares sold by the Selling Stockholders, free and clear of any adverse claim or restriction on transfer.

          (iv) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power or Attorney by each Selling Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, if applicable,
     (A) any provision of the certificate of incorporation, by-laws or equivalent instruments of any Selling Stockholder, (B) any agreement, contract, lease, arrangement, instrument, franchise, license or permit to which any Selling Stockholder is a party (other than any such conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on any Selling Stockholder or on the transactions contemplated by this Agreement) or (C) any statute or any judgment (of which such counsel is aware), decree (of which such counsel is aware), order (of which such counsel is aware), rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over any of the Selling Stockholders or any of their respective properties or assets (other than any such conflicts, breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on any Selling Stockholder or on the transactions contemplated by this Agreement).

          (v) The statements in the Prospectus under the caption "Principal and Selling Stockholders," insofar as such statements constitute a summary of the matters referred to therein, fairly present the information called for with respect to such matters.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdiction in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of, or certificates of responsible officers of, the Selling Stockholders, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Selling Stockholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Representatives and they are justified in relying thereon.

          (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date, the Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1(a) hereof are accurate in all material respects,
(iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (f) At the Closing Date, the Representatives shall have received a certificate executed by an Attorney-in-Fact on behalf of each Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 1(b) hereof are accurate, and that as of the Closing Date, the obligations of such Selling Stockholder to be performed hereunder on or prior thereto have been duly performed in all material respects.

          (g) At the time this Agreement is executed and at the Closing Date, the Representatives shall have received a letter from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and stating that no response to Item 10 of Form S-3 is required with respect to them; (ii) in their opinion, the financial statements and schedules of the Company included and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein (of which the Representatives shall have been provided with a manually signed copy) comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) they consent to the use of their report concerning the Company's consolidated financial statements in the Prospectus and to all references to such accountants therein, including their designation as experts under the caption "Experts" therein; (iv) on the basis of (x) their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries as indicated in their report included in the Registration Statement and the Prospectus and (y) certain specified procedures performed on the unaudited condensed consolidated balance sheet as of June 30, 1996 and the unaudited condensed consolidated statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1995 included in the Registration Statement and inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company, nothing has come to their attention that would cause them to believe that (A) such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or (B) any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (v) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to June 30, 1996, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to June 30, 1996 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to June 30, 1996 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet of the Company presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (B) that during the period from June 30, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (C) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Representatives and set forth in such letter, and found them to be in agreement; and (vi) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (vi), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of such statements.

          (h) The Representatives shall have received from each of the Company's officers and directors, each Selling Stockholder and such of the Company's stockholders as have been heretofore designated by the Representatives and listed on Schedule III attached hereto an agreement to the effect that such person will not, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, directly or indirectly, offer, sell, pledge, offer to sell, contract to sell or grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, pledge, offer of sale, contract of sale or grant of an option to purchase or other sale or disposition) of, any shares of Common Stock or other capital stock of the Company (or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company), for a period of 90 days from the date of the Prospectus.

          (i) Prior to the Closing Date the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (j) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing, or by telephone or facsimile transmission, confirmed in writing.

     7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus; and PROVIDED, FURTHER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have including under this Agreement.

          (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees, and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page, in the stabilization and passive market making legends set forth as the last two paragraphs on page 2 and in the third paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement for the registration of the Shares, as originally filed or in any amendment thereof or supplement thereto, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (d)  Promptly after receipt by an indemnified party under subsection
(a), (b), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent it has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          (e) The liability of each Selling Stockholder under the indemnity agreements contained in this Section 7 shall not exceed an amount equal to the price paid to such Selling Stockholder by the Underwriters for the Shares sold by such Selling Stockholder to the Underwriters.

     8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or any Selling Stockholder any contribution received by the Company or such Selling Stockholder, as the case may be, from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.
The liability of each Selling Stockholder under the contribution agreement contained in this Section 8 shall not exceed an amount equal to the price paid to such Selling Stockholder by the Underwriters for the Shares sold by such Selling Stockholder to the Underwriters.

     9.   DEFAULT BY AN UNDERWRITER.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the aggregate number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the number of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholders with respect thereto (except in each case as provided in Sections 5, 7(a) and (c) and 8 hereof) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, which in the Representatives' opinion may thereby be made necessary or advisable. The term Underwriter as used in this Agreement shall include any party substituted under this Section 9 with the like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     10.  SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.   All representations and
warranties, covenants and agreements of the Underwriters, the Selling Stockholders and the Company contained in this Agreement, including, without limitation, the agreements contained in Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or any of its officers and directors or any Selling Stockholder or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in Section 1 hereof and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Sections 9 or 11 hereof.

     11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a)  This Agreement shall become effective, upon the later of, when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representatives and the Attorneys-in-Fact or by the Representatives notifying the Company and the Attorneys-in-Fact. Notwithstanding the foregoing, the provisions of this Section 11 and Sections 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities markets in general; or (B) trading in any of the Company's securities has been suspended by the Commission or the Nasdaq National Market; or (C) trading on the New York or American Stock Exchanges or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or the Nasdaq National Market by the New York or American Stock Exchanges or the Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (D) a banking moratorium has been declared by a state or federal authority; or (E) any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (F)(i) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been a change in political, financial or economic conditions, if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile transmission, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notifications by you as provided in Section 11(a) hereof or pursuant to Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the several Underwriters in connection herewith.

     12.  NOTICE.   All communications hereunder, except as may be otherwise
specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or sent by facsimile transmission and confirmed in writing, to such Underwriter, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Steven M. Parish (facsimile number (212) 272-3485); if sent to the Company, shall be mailed, delivered, or sent by facsimile transmission and confirmed in writing, to the Company at Xpedite Systems, Inc., 446 Highway 35, Eatontown, New Jersey 07724, Attention:
Chief Executive Officer (facsimile number (908) 544-0407); and if sent to any Selling Stockholder, shall be mailed, delivered, or sent by facsimile transmission and confirmed in writing, to the Attorneys-in-Fact at Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, Attention: Neil A. Torpey, Esq. (facsimile number (212) 319-
4090).

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Selling Stockholders and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,

                              XPEDITE SYSTEMS, INC.



                              By: ____________________________
                                   Name:
                                   Title:


                              THE SELLING STOCKHOLDERS NAMED IN
                              SCHEDULE II HERETO



                              By: ____________________________
                                   Attorney-in-Fact


Accepted as of the date
first above written.

BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED

By: BEAR, STEARNS & CO. INC.



By: ___________________________
      Name:
      Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                  Underwriters






                                                                 (1)                    (2)                   (3)


                                                              Number of              Number of
                                                             Firm Shares            Firm Shares              Total
                                                               to be                   to be               Number of
                                                              Purchased         Purchased from the        Firm Shares
                                                              from the                Selling                to be
                       Name                                    Company             Stockholders            Purchased
                       ----                                  -----------           ------------           -----------
Bear, Stearns & Co. Inc. . . . . . . . . . . . . .

Prudential Securities Incorporated . . . . . . . .







  Total. . . . . . . . . . . . . . . . . . . . . .             550,000                290,000               840,000
                                                               -------                -------               -------
                                                               -------                -------               -------

                                   SCHEDULE II



                              Selling Stockholders




                                                                (1)                               (2)


                                                                                            Maximum Number of
                                                                                            Additional Shares
Name of Selling Stockholder                           Firm Shares to be Sold                   to be Sold
- ---------------------------                           ----------------------                -----------------
Gold Chalet Overseas Ltd . . . . . . . .                       90,000                            13,500
Stuart Epstein . . . . . . . . . . . . .                      200,000                            30,000
                                                              -------                            ------
  Total. . . . . . . . . . . . . . . . .                      290,000                            43,500
                                                              -------                            ------
                                                              -------                            ------

                                  SCHEDULE III

                               LOCK-UP AGREEMENTS


APA Excelsior III, L.P.

Finance Management Ltd.

Stuart Epstein

Stuart A. Epstein, as
  Trustee for The Stuart
  A. Epstein Children's Trust

Coutts & Co. (Jersey), Ltd.
  Custodian for APA Excelsior III/
  Offshore, L.P.

Gold Chalet Overseas Ltd.

APA/Fostin Pennsylvania Venture
  Capital Fund, L.P.

Barclay Holdings Corporation

CIN Venture Nominees, Ltd.

Computainer Systems (Global) Inc.

European Trading Corporation

City Trading Corporation

All Officers and Directors



                                      III-1

                                   SCHEDULE IV

                              MATERIAL SUBSIDIARIES


Xpedite Systems Worldwide, Inc.

Xpedite Systems Canada, Ltd.

Xpedite Systems Canada, Inc.

Swift Global Communications Inc.

ViTel International Holding Company Inc.

Comwave Communications AG


                                      IV-1